SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

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[ ] Soliciting Material Pursuant
    to Section 240.14a-11(c) or
    Section 240.14a-12

                           ICN PHARMACEUTICALS, INC.
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                (Name of Registrant as Specified in its Charter)

                          Iridian Asset Management LLC
                                      and
                         Franklin Mutual Advisers, LLC
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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)
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The following is the text of a press release issued by Iridian Asset Management
LLC and Franklin Mutual Advisers, LLC on April 23, 2002.

                    Letter to ICN Pharmaceuticals, Inc. From
         Iridian Asset Management LLC and Franklin Mutual Advisers, LLC
                                Proposed Nominee


          Westport, CT and Short Hills, NJ. April 23, 2002. Iridian Asset Management LLC and Franklin Mutual Advisers, LLC, the investment manager for Franklin Mutual Series Fund Inc., released the text, set forth below, of a letter sent yesterday to ICN Pharmacuticals, Inc. (NYSE: ICN) by Richard H. Koppes, one of Iridian and FMA's three nominees for election to ICN's board of directors.

         "Gentlemen:"

         "I have read your preliminary proxy statement (and related press release), as well as Mr. Panic's letter to me reproduced therein. I was surprised to learn that despite the views expressed in my letter to General Fogleman, you've chosen the course you have."

         "Let me without delay reassure you that I am willing to serve as a director of ICN if elected and that, if elected, I will always act in what I believe to be the best interests of all of the shareholders. And I always keep an open mind."

         "There are, however, a number of statements in your letter and proxy materials to which I take exception."

          "I take strong exception to your conclusion that my participation in a brief meeting in Chicago with some members of your nominating committee constituted my `consent' to being included on a slate of ICN nominees."

         "I also disagree with your statement, and its implied threat, that were I not to agree `to serve on the Company's slate' I could not be properly nominated by Iridian or FMA. Your letter itself notes, not two paragraphs later, that directors are not elected to a board as a slate and your demand that I `agree to serve on the Company's slate' is wholly without merit. As you know, I agreed with Iridian and FMA to be nominated by them and gave them my consent, in precisely the terms called for by ICN's charter (to be named in the proxy statement and to serve as a director if elected). I stand by that agreement and that consent. All reasonable persons would understand that `the proxy statement' in question refers to that of the persons by whom a proposed nominee has agreed to be nominated (in my case, Iridian and FMA). The intent of this requirement (which mirrors the federal proxy rules) is, of course, to prevent the nomination of persons against their wishes."

         "As my letter to General Fogleman made clear, neither I nor Iridian or FMA object if you choose to fill out your slate by favoring my election. However, I do object if in doing so you create any confusion or implication (whether in your written proxy materials or your other solicitation efforts) that I am lending my name, stature or reputation to the election campaign of the company or that I am supportive in any way of ICN's approach to corporate governance."

         "For example, it is not sufficient that you disclose in your materials merely that I intend to advocate the candidacy of Randy Thurman and Robert O'Leary. This misstates my intent. I intend, as my earlier letter clearly stated, to advocate the election of all of FMA and Iridian's nominees (including myself), as I believe the addition to the board of we three shareholder-nominated directors as a group is the best choice for ICN shareholders. Similarly, it is not sufficient that you disclaim any implication that I am supporting ICN's two candidates as this omits the fact that I intend to advocate against their election."

         "Finally, I must reiterate that I share, and will advance, the concerns raised by Iridian and FMA, including their skepticism at ICN's proxy season embrace of corporate governance principles."

         "I want to again indicate that I look forward to serving on the Board of ICN and working to improve its corporate governance and maximizing value for its shareholders."

                                                     "Sincerely,"

                                                     "Richard H. Koppes"



          Iridian is an SEC-registered investment adviser located in Westport, CT. Iridian manages approximately $11 billion for institutional clients, pension funds, charitable foundations and endowments, and invests primarily in mid-cap and large-cap U.S. equities.

          Franklin Mutual Advisers, LLC is a subsidiary of Franklin Resources, Inc. [NYSE:BEN], a global investment organization operating as Franklin Templeton Investments. Franklin Templeton provides global and domestic investment management services through its Franklin, Templeton, Mutual Series and Fiduciary Trust subsidiaries. The San Mateo, CA-based company has over 50 years of investment experience and more than $266 billion in assets under management as of February 28, 2002. For more information, please call 1-800/DIAL BEN(R) or visit franklintempleton.com.


Contact:         For Press:                   For Shareholders and Institutions:
                 ----------                   ----------------------------------
                 Hedda Nadler                 Mackenzie Partners, Inc.
                 Mount & Nadler               Tel: Call Collect: (212) 929-5500
                 Tel:  (212) 759-4440                Toll Free:  (800) 322-2885



In connection with their solicitation of proxies with respect to the 2002 annual meeting of stockholders of ICN Pharmaceuticals, Inc. ("ICN"), Iridian Asset Management LLC ("Iridian") and Franklin Mutual Advisers, LLC ("FMA") have filed with the Securities and Exchange Commission (the "SEC") a definitive proxy statement dated April 18, 2002, which is being disseminated to stockholders. Stockholders are advised to read the proxy statement as it contains important information. Stockholders may obtain a free copy of the proxy statement and other relevant documents filed with the SEC from the SEC website at www.sec.gov. You may also obtain a free copy of Iridian and FMA's proxy statement by contacting Mackenzie Partners in the manner described above.